COMPENSATION PLAN AGREEMENT

         This Compensation Plan Agreement (the "Agreement") is entered into as of this 10th day of July, 2000 by and between WatchOut! Inc., a Utah corporation whose address is 20283 State Road 7, Suite 400, Boca Raton, FL 33498 (the "Company") and Terry Reed, an individual, whose mailing address is 6576 Villa Sonrisa, Boca Raton, FL 33433 (the "Employee").

         WHEREAS, Employee currently serves as a director of the Company and devotes only a limited amount of his time and efforts towards the affairs of the Company;

         WHEREAS, the Company desires Employee to devote more of his time and expertise towards the affairs of the Company and further desires to hire Employee as set forth herein;

         WHEREAS, Employee, based upon his diverse background is overall business development and management and accepts his employment in accordance with the terms and provisions contained herein;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed.

         1. The Company hereby hires the Employee and the Employee hereby accepts his employment on a part-time basis pursuant to the terms and conditions of this Agreement.

         2. Employee shall devote no more than 40 hours per month on an "as-needed" basis towards the affairs of the Company. Employee's duties shall include business development and management functions, as more fully set forth herein..


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         3.       Employee   shall   strictly   adhere  to  all  the  rules  and
                  regulations  of the Company  which are  presently  in force or
                  which  may  be   established   hereafter  from  time  to  time
                  pertaining  to  employees  and   independent   contractors  as
                  permitted by law. Employee shall continue and maintain the Company's standards of uniformity and quality with respect to all services that he performs on behalf of the Company.

         4. Employee agrees and warrants that he has not been hired by the Company for any of the following activities and/or purposes:

                           a) for capital raising or for promotional activities regarding the Company's securities; b) to directly or indirectly promote or maintain a market for the Company's securities; c) to act as a conduit to distribute S-8 Securities to the general public; d) to render investor relations, services or shareholder communications services to the Company; e) to render advice to the Company regarding the arrangement or effecting of mergers involving the Company that have the effect of taking a private company public.

         5. Unless the Company appoints Employee as an executive officer of the Company, Employee shall not enter into any agreement in the name of the Company or otherwise bind the Company in any way without the express written consent of the Company. Any agreements which Employee enters into in the name of the Company without said express written consent shall not be binding upon the Company.

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         7.       During the term of this  Agreement,  as  compensation  for his services hereunder, the Company shall pay Employee 340,000 shares of its free trading S-8 stock. Said shares shall be deemed fully earned upon execution of this Agreement.

         8. The term of this Agreement shall commence on the date hereof and shall continue until December 31, 2000.

         9. Upon any breach of this Agreement by the Employee, the Company, in addition to all other remedies that it may have at law or equity, shall be entitled to injunctive relief without being required to prove the inadequacy of the remedies available at law and without being required to post bond or other security, it being acknowledged and agreed that any breach or threatened breach of this Agreement will cause irreparable harm to the Company and that money damages will not provide an adequate remedy. 10. This Agreement constitutes the entire Agreement of the parties hereto and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed in whole or in part unless done so in writing, signed by the parties hereto. This Agreement shall be governed by and interpreted pursuant to the laws of the state of Florida. By entering into this Agreement, the parties agree to the jurisdiction of the Florida courts with venue in Palm Beach, County Florida. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees and those that may be incurred on appeal. The waiver by the Company of any breach of any provision of this Agreement by the

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                           Employee  shall  not  operate  or be  construed  as a
                           waiver or any subsequent breach by the Employee.

         12. This Agreement may be executed in any number of counterparts, each of which when so executed an delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.

         IN WITNESS WHEREOF, the parties hereto have subscribed their hands an seals the day and year first above written.

     EMPLOYEE:                                          COMPANY:
                                                      WATCHOUT! INC.

                                                By:
----------------------------------                 ---------------------------
Terry Reed                                           Mel Broussard, President
                                                      For the Corporation

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